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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

                 We consent to the incorporation by reference in this Registration Statement of Fitzgeralds Gaming Corporation on Form S-8 of our report dated March 14,1997, appearing in the Annual Report on Form 10-K/A of Fitzgeralds Gaming Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus relating to this Registration Statement.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada

November 6, 1997